TEXAS UTILITIES ELECTRIC COMPANY

                       OFFER TO EXCHANGE FOR ANY OR ALL OF ITS

                                      7,659,300
                              $1.875 Depositary Shares,
                            each representing 1/4 share of
                           $7.50 Cumulative Preferred Stock

                                        either

               TU ELECTRIC CAPITAL I                  or Cash Only
         8.25% Trust Originated Preferred       in the amount of $27.50
            Securities(SM) (TOPrS(SM))
        (liquidation preference $25.00 per
                Preferred Security
      and guaranteed to the extent set forth
                 in the Prospectus
       by Texas Utilities Electric Company)
                plus $2.50 in cash


                                                           November 7, 1995

          To Our Clients:


             Enclosed for your consideration are the Prospectus dated November 7, 1995 (the "Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Texas Utilities Electric Company (the "Company") to exchange any and all of its $1.875 Depositary Shares, each representing 1/4 share of $7.50 Cumulative Preferred Stock (the "Depositary Shares"), that are validly tendered and accepted for exchange pursuant to the Offer for either 8.25% Trust Originated Preferred Securities (TOPrS)(the "Preferred Securities") of TU Electric Capital I (the "Trust") plus a cash component in the amount per Depositary Share specified above or for cash only in the amount per Depositary Share specified above. In connection with the Offer, the Company will deposit in the Trust as trust assets its 8.25% Junior Subordinated Debentures due 2030 as set forth in the Prospectus.

             We are the holder of record of Depositary Shares held for your account. A tender of such Depositary Shares can be made only by us as the holder of record and pursuant to your instructions.
          The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Depositary Shares held by us for your account.

             We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, and as to whether you wish to receive Preferred Securities plus a cash component or cash only, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders", any Soliciting Dealer who solicited your tender of Depositary Shares.

               Your attention is invited to the following:

             1. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on December 6, 1995, unless the Offer is extended.

             2. The Company expressly reserves the right to (i) extend, amend or modify the terms of the Offer with respect to the Depositary Shares in any manner and (ii) withdraw or terminate the Offer with respect to the Depositary Shares and not accept for exchange any Depositary Shares, at any time prior to the Expiration Date with respect to the Depositary Shares for any reason, including (without limitation) if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered in the Offer (which condition may be waived by the Company). Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See THE EXCHANGE OFFER - "Expiration Date; Extensions; Amendments; Termination" in the Prospectus.

          ___________________
          (SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

             3. Any stock transfer taxes applicable to the exchange of Depositary Shares pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

             Please note that a Questions and Answers booklet is enclosed for your information.

             If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

               THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE
             ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO., GOLDMAN, SACHS & CO., LEHMAN BROTHERS INC. AND SMITH BARNEY INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.


                        Instructions with Respect to the Offer

             The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated November 7, 1995 and the related Letter of Transmittal in connection with the Offer by the Company to exchange Preferred Securities plus a cash component or cash only for Depositary Shares that are validly tendered and accepted for exchange.

             This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.


                             Preferred Securities Tender

             [ ] By checking this box, all Depositary Shares held by you for our account will be tendered in the Offer in exchange for Preferred Securities plus a cash component. If fewer than all Depositary Shares are to be so tendered, we have checked the box and indicated below the aggregate number of Depositary Shares to be tendered by you. _______________shares(1)


                                   Cash Only Tender

             [ ] By checking this box, all Depositary Shares held by you for our account, will be tendered in the Offer in exchange for cash only. If fewer than all Depositary Shares are to be so tendered, we have checked the box and indicated below the aggregate number of Depositary Shares to be tendered by you. _______________shares(1)

          ___________________
          1. Unless otherwise indicated, it will be assumed that all Depositary Shares held by us for your account are to be so tendered.

             Please designate in the box below any Soliciting Dealer who solicited your tender.


                                  SOLICITED TENDERS

             The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:


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          Name of Firm: ______________________________________________
                                    (Please Print)

          Name of Individual Broker or
           Financial Consultant: _____________________________________

          Identification Number (if known): __________________________

          Address: ___________________________________________________

          ____________________________________________________________
                                  (Include Zip Code)

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                                      SIGN HERE

          ______________________________     ____________________________
             Signature(s)

          ______________________________     ____________________________


          ______________________________     ____________________________


          ______________________________     ____________________________
          Please print name(s) and
          address(es) here


          Dated: _________________